EXHIBIT 10.1

FOURTH AMENDMENT OF THE

SOUTHERN GRAPHIC SYSTEMS, INC.

DEFERRED COMPENSATION PLAN

Section 8.3 of the Plan is hereby amended to read as follows:

"8.3 Expenses of Plan

Except to the extent paid by the Company, all expenses of the Plan will be paid by the Plan."